Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2021, relating to the financial statements of Falcon Capital Acquisition Corp.

/s/ WithumSmith+Brown, PC

New York, New York

September 3, 2021